Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby give consent to the use of our firms audit report dated March 17, 2017 in your Form 1-A filing for Legion Capital Corporation.

Soles, Heyn & Company, LLP West Palm Beach,

Florida March 17, 2017